Exhibit 15.3

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Enterprises (UK) Limited

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) Formula Systems (1985) Ltd., of our report dated January 29, 2015, with respect to the financial statements of Magic Software Enterprises (UK) Limited as of December 31, 2014, which report appears in the annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2014.

Yours sincerely,
LEVY COHEN & CO.
/s/ Levy Cohen and Co.
Registered Auditors and certified public accountants

London, England
April 28, 2015